Exhibit 8.1

List of Subsidiaries of the Registrant
Company	Ownership [1]	Location
Serono International S.A.	100%	Switzerland
Ares Trading S.A.	100%	Switzerland
Laboratoires Serono S.A.	100%	Switzerland
Horizon North SA	100%	Switzerland
Horizon South SA	100%	Switzerland
Serono Technologies SA	100%	Switzerland
Serono Argentina S.A.	100%	Argentina
Serono Australia Pty Ltd	100%	Australia
Serono Austria GmbH.	100%	Austria
Serono Produtos Farmaceuticos Ltda	100%	Brazil
Serono Canada, Inc.	100%	Canada
Serono International Services Limited.	100%	Cayman Islands
Serono 92 Limited	100%	Cayman Islands
Serono de Colombia S.A.	100%	Colombia
Applied Research Systems ARS Holding N.V.	100%	Curaçao
Serono Pharma Services, s.r.o.	100%	Czech Republic
Serono Genetics Institute S.A.	100%	France
Serono France S.A.	100%	France
Serono France Holding S.A.	100%	France
Serono GmbH	100%	Germany
Serono Hellas A.E.	100%	Greece
Serono Hong Kong Ltd.	100%	Hong Kong
Serono Israel Ltd	100%	Israel
InterPharm Laboratories Ltd.	100%	Israel
Inter-Lab Ltd.	100%	Israel
InterPharm Industries (1991) Ltd	100%	Israel
Industria Farmaceutica Serono S.p.A.	96.67%	Italy
Istituto di Ricerche Biomediche "Antoine Marxer" RBM S.p.A.	96.82%	Italy
Serono Japan Co. Ltd.	100%	Japan
Serono Korea Co. Ltd.	100%	Korea
Serono de Mexico S.A. de C.V.	100%	Mexico
Serono Portugal Lda	100%	Portugal
Serono Singapore Pte Ltd	100%	Singapore
Serono South Africa (Pty) Ltd	100%	South Africa
Serono España S.A.	100%	Spain
Serono Nordic AB.	100%	Sweden
Serono (Thailand) Co., Ltd.	100%	Thailand
Istituto Farmacologico Serono Nederland B.V.	100%	The Netherlands
Serono B.V.	100%	The Netherlands
Serono TRI Holding B.V.	100%	The Netherlands
Serono Benelux B.V.	100%	The Netherlands
Serono Ilaç Pazarlama ve Ticaret A.S.	100%	Turkey
Serono UK Ltd.	100%	United Kingdom
Bourn Hall Ltd.	100%	United Kingdom
Serono Europe Ltd	100%	United Kingdom
Serono Holding, Inc.	100%	Massachusetts, USA
Serono, Inc.	100%	Delaware, USA
Serono Reproductive Biology Institute, Inc.	100%	Massachusetts, USA
Ares Trading Uruguay S.A.	100%	Uruguay
Serono de Venezuela S.A.	100%	Venezuela
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1 As of December 31, 2004